Exhibit 10.1

FORM OF SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated June 5, 2009, is entered into by and among China Biologic Products, Inc., a Delaware corporation (the “Company”), Siu Ling Chan (the “Controlling Stockholder”) and the purchasers identified on the signature pages hereto (the “Purchasers”).

RECITALS

A.

The Purchasers desire to purchase from the Company, and the Company desires to issue to the Purchasers, or their designees, senior secured convertible notes in the aggregate principal amount of $9,554,140 (the “Notes”), convertible into shares of common stock of the Company (the “Conversion Shares”) and warrants (the “Warrants” and together with the Notes, the “Subscribed Securities”) to purchase 1,194,268 shares of common stock of the Company (the “Warrant Shares” and together with the Conversion Shares, the “Underlying Securities”) (the “Transaction”).  The Subscribed Securities and the Underlying Securities are collectively referred as the “Securities.”

B.

The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

C.

The Controlling Stockholder owns 6,862,624 shares of the Company’s common stock, which represent in the aggregate 32.0% of the outstanding shares in the Company.  As consideration for the Purchasers’ agreement to purchase the Subscribed Securities, the Controlling Stockholder will pledge 3,000,000 of her shares (the “Pledged Shares”) to secure the Company’s obligations under the Transaction Documents, pursuant to a Guarantee and Pledge Agreement in the form attached as Exhibit D, to be entered into as of the date hereof, among the Controlling Stockholder and the Purchasers (the “Guarantee and Pledge Agreement”).

D.

Contemporaneously with the Closing of the Transaction, the parties hereto will execute and deliver (i) a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form of Exhibit A attached hereto, to provide for certain registration rights with respect to the Underlying Securities; (ii) the Notes, substantially in the form of Exhibit B attached hereto; (iii) the Warrants, substantially in the form of Exhibit C; and (iv) the Guarantee and Pledge Agreement.  This Agreement, the Registration Rights Agreement, the Notes, the Warrants and the Pledge Agreement, are collectively referred to as the “Transaction Documents.”

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I.
DEFINITIONS

1.1

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 (as defined below).

“Board” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which shall be (i) a United States federal legal holiday, (ii) a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close, or (iii) a PRC legal holiday.

“CFC” means a controlled foreign corporation as defined in the Code.

“Circular 75” has the meaning set forth in Section 3.1(oo)(iv).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all of the Pledged Shares pledged to the holders of the Notes pursuant to the Guarantee and Pledge Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value per share.

“Controlling Stockholder” has the meaning set forth in the first paragraph of this Agreement.

“Conversion Shares” has the meaning set forth in paragraph A of the recitals herein.

“Dalin” has the meaning set forth in Section 4.5.

“Dalin/Huitian Acquisitions” has the meaning set forth in Section 4.5.

“Disclosure Materials” has the meaning set forth in Section 3.1(i).

“Employee Benefit Plan” has the meaning set forth in Section 3.1(r)(i).

“Enforceability Exceptions” has the meaning set forth in Section 3.1(c).

“Environmental Laws” has the meaning set forth in Section 3.1(x).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fee Deduction” has the meaning set forth in Section 2.2(c)(v).

“Foreign Exchange Authorizations” has the meaning set forth in Section 3.1(oo)(iv).

“GAAP” has the meaning set forth in Section 3.1(i).

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the People’s Republic of China (“PRC” or “China”) or any other country, or any political subdivision thereof, or any court.

“Group” means the Company and its Subsidiaries.

“Group Company Security Holder” has the meaning set forth in Section 3.1(oo)(iv).

“Guarantee and Pledge Agreement” has the meaning set forth in paragraph C of the recitals herein.

“Hazardous Materials” has the meaning set forth in Section 3.1(x).

“Huitian” has the meaning set forth in Section 4.5.

“Indemnifying Party” has the meaning set forth in Section 4.10(b).

“Intellectual Property Right” has the meaning set forth in Section 3.1(w).

“Investor Party” has the meaning set forth in Section 4.10(a).

“Losses” has the meaning set forth in Section 4.10(a).

“Majority Holder” has the meaning set forth in Section 4.12.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

“Notes” has the meaning set forth in paragraph A of the recitals herein.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“OTCBB” means the Over-the-counter Bulletin Board maintained by the Financial Industry Regulatory Authority.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledged Shares” has the meaning set forth in paragraph C of the recitals herein.

“PFIC” means a passive foreign investment company as defined in the Code.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Official” means any employee of a Governmental Authority, member of a political party, political candidate, officer of a public international organization, or officer or employee of a state-owned enterprise, including a PRC state-owned enterprise.

“Purchase Price” means $1,000 for each $1,000 of principal amount of the Notes to be purchased by the Purchasers at the Closing, which aggregate amount is set forth on Schedule A hereto.

“Purchasers” has the meaning set forth in the first paragraph of this Agreement.

“Registration Rights Agreement” has the meaning set forth in paragraph D of the recitals herein.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in paragraph B of the recitals herein.

“Representatives” has the meaning set forth in Section 3.1(ee).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SAFE” has the meaning set forth in Section 3.1(oo)(i).

“Securities” has the meaning set forth in paragraph A of the recitals herein.

“Securities Act” has the meaning set forth in paragraph B of the recitals herein.

“SEC Reports” has the meaning set forth in Section 3.1(i).

“Subject Shares” has the meaning set forth in Section 4.11.

“Subsidiary” means any subsidiary, joint venture or any entity in which the Company, directly or indirectly, owns greater than 50% of the capital stock or equity or similar interests.

“Subscribed Securities” has the meaning set forth in paragraph A of the recitals herein.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCBB, or (iii) if the Common Stock is not quoted on any Trading Market, or on the OTCBB, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, a Business Day.

“Trading Market” means whichever of The New York Stock Exchange, the NYSE Amex, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in paragraph A of the recitals herein.

“Transaction Documents” has the meaning set forth in paragraph D of the recitals herein.

“Underlying Securities” has the meaning set forth in paragraph A of the recitals herein.

“Warrants” has the meaning set forth in paragraph A of the recitals herein.

“Warrant Shares” has the meaning set forth in paragraph A of the recitals herein.

ARTICLE II.
PURCHASE AND SALE

2.1

Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the Subscribed Securities set forth on the signature pages hereto at a purchase price equal to the purchase price specified on the signature pages hereto.  The Closing shall take place via the exchange of documents and signatures as soon as practicable after all closing conditions specified in Section 2.2 hereof have been satisfied or otherwise waived by the Majority Holder, or at such time and place as the Company and the Purchasers shall mutually agree upon orally or in writing (the “Closing Date”).

2.2

Closing Deliveries and Conditions to Closing.

(a)

The obligations of the Purchasers to close the purchase of the Subscribed Securities shall be subject to the delivery, fulfillment or satisfaction of, each of the following:

(i)

The legal opinion of Pillsbury Winthrop Shaw Pittman LLP, special US counsel to the Company, in substantially the form attached as Exhibit E, addressed to the Purchasers;

(ii)

The representations and warranties made by the Company in Article III and the representations and warranties made by the Controlling Stockholder in Sections 3.1(a) through 3.1(f) shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company and the Controlling Stockholder prior to the Closing shall have been performed or complied with (or waived by the Purchasers), and the Company and the Controlling Stockholder shall have obtained any approvals, consents and qualifications necessary to perform their respective obligations hereunder;

(iii)

The Company shall have delivered to the Purchasers copies of each of the following, in each case certified by the Secretary of the Company to be in full force and effect on the date of the Closing:

(A)

the certificate of incorporation of the Company as of the Closing  certified by the Secretary of State of the State of Delaware as of a date not more than ten days prior to the Closing;

(B)

a good standing certificate with respect to the Company certified by the Secretary of State of the State of Delaware as of a date not more than ten days prior to the Closing;

(C)

the by-laws of the Company; and

(D)

resolutions of the Board, and, as necessary, the requisite shareholders of the Company, authorizing the execution, delivery and performance of each of the Transaction Documents to which the Company is a party, and the transactions contemplated hereby and thereby, including the issuance and sale of the Securities and the reservation of the Underlying Securities.

(iv)

The Controlling Stockholder shall have delivered to the Purchasers the irrevocable proxy set forth in Section 4.11 for the benefit of the holders of the Notes.

(v)

All authorizations, approvals or permits of, or filings with any governmental authority, including state securities or “Blue Sky” offices, that are required by law in connection with the lawful sale and issuance of the Securities shall have been duly obtained by the Company, and shall be effective as of the Closing;

(vi)

All corporate and other proceedings in connection with the transactions contemplated by the Transaction Documents, and all documents and instruments incident to such transactions, shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received at or prior to the Closing all such documents as the Purchasers shall have requested;

(vii)

There shall have been no Material Adverse Effect in the financial condition or results of operations of any member of the Group since executing this Agreement;

(viii)

The Purchasers shall have received delivery from the Company’s existing investors holding any participation, preemptive or related rights of a writing evidencing their waiver or non-exercise of such rights in relation to the Transaction;

(ix)

The Purchasers shall have received each of the Closing deliveries provided in Section 2.2(c) below; and

(x)

The Company shall have delivered to the Purchasers at the Closing a certificate signed on its behalf by its Chief Executive Officer certifying that the conditions specified in this Section 2.2(a) hereof have been fulfilled.

(b)

The obligations of the Company to close the purchase and sale of the Subscribed Securities shall be subject to the fulfillment or satisfaction of, the following:

(i)

the representations and warranties of the Purchasers shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date; and

(ii)

the Company shall have received each of the Closing deliveries provided in Section 2.2(d) below.

(c)

At Closing, the Company shall deliver or cause to be delivered to the Purchasers each of the following:

(i)

the Notes duly executed by the Company evidencing the principal amount of the Notes set forth below the Purchasers’ names on the signature pages hereto;

(ii)

the Warrants duly executed by the Company evidencing the number of Warrants set forth below the Purchasers’ names on the signature pages hereto;

(iii)

the Registration Rights Agreement duly executed by the Company;

(iv)

the Guarantee and Pledge Agreement duly executed by the Controlling Stockholder, and the Controlling Stockholder shall have taken all actions required thereunder to perfect the security interests to be granted under the  Pledge Agreement; and

(v)

the fees and expenses of the Majority Holder payable by the Company under Section 4.12, in United States dollars and in immediately available funds, by wire transfer to the account set forth on Schedule A hereto or to such other account designated in writing by the Majority Holder for such purpose; provided that the Company shall have the option to authorize the Majority Holder to deduct such fees and expenses from the purchase price payable under Section 4(d)(i) (“Fee Deduction”).

(d)

At Closing, the Purchasers shall deliver or cause to be delivered to the Company each of the following:

(i)

the aggregate amount of the purchase price set forth below the Purchasers’ names on the signature pages hereto (less their proportionate share of the Fee Deduction, if applicable), in United States dollars and in immediately available funds, by wire transfer to the account set forth on Schedule A hereto or to such other account designated in writing by the Company for such purpose;

(ii)

the Registration Rights Agreement duly executed by the Purchasers; and

(iii)

the Guarantee and Pledge Agreement duly executed by the Purchasers to the extent the Purchasers are a party thereto.

(e)

Notwithstanding anything contained in this Article II, the Closing shall be deemed to have occurred upon the Company’s fulfillment of the obligations set forth in Section 2.2(a) and upon the Company’s receipt from the Majority Holder of the Closing deliveries provided in Section 2.2(d); and upon the Majority Holder’s fulfillment of the obligations set forth in Section 2.2(b) and upon the Majority Holder’s receipt from the Company of the Closing deliveries provided in Section 2.2(c).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchasers, and the Controlling Stockholder hereby makes the representations and warranties under Sections 3.1(a) through 3.1(f) to the Purchasers:

(a)

Organization and Qualification.  Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other organizational or charter documents.  Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in any Material Adverse Effect.

(b)

Subsidiaries.  The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(b).  Except as disclosed in Schedule 3.1(b), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(c)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, as applicable, and otherwise to carry out its obligations thereunder.  The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby has been duly authorized by all necessary corporate action on the part of the Company and its shareholders and no further corporate action is required by the Company or its shareholders in connection therewith.  Each Transaction Document has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (clauses (i)–(iii) collectively, the “Enforceability Exceptions”).

(d)

The Subscribed Securities and Security Interests.  The Subscribed Securities have been duly authorized by the Company and, when duly executed, authenticated, and delivered as provided therein and paid for as provided herein, will be duly and validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and holders of the Subscribed Securities will be entitled to the benefits therein.  The Guarantee and Pledge Agreement has been duly executed by the Controlling Stockholder and delivered as provided therein will be valid and binding obligations of the Controlling Stockholder, enforceable against the Controlling Stockholder in accordance with its terms, subject to the Enforceability Exceptions, and holders of the Subscribed Securities will be entitled to the benefits thereof.

(e)

No Conflicts.  The execution, delivery and performance of each of the Transaction Documents by the Company or the Controlling Stockholder, as applicable, to which it is party and the consummation by the Company or the Controlling Stockholder, as applicable, of the transactions contemplated thereby, including the issuance, sale and/or reservation of the Securities and grant of the Security Interests, as applicable, do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(f)

Filings, Consents and Approvals.  Except as disclosed in Schedule 3.1(f), neither of the Company nor the Controlling Stockholder is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company and the Controlling Stockholder of the Transaction Documents, as applicable, including the issuance, sale and/or reservation of the Securities, other than:  (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) notice filings required by state securities laws, the failure of which to make will not affect the validity of the Securities or the enforceability of this Agreement, and (iii) those that have been made or obtained prior to the date of this Agreement.  The Company and its Subsidiaries are unaware of any facts or circumstances that would reasonably be expected to prevent the Company or  the Controlling Stockholder from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(g)

Issuance of Subscribed Securities and Underlying Securities.  The issuance of the Subscribed Securities, upon issuance in accordance with the terms of the Transaction Documents, will be free from all taxes, liens and charges. The Underlying Securities have been duly authorized and reserved for issuance upon conversion or exercise of the Subscribed Securities by all necessary corporate action of the Company.  All Underlying Securities, when so issued in accordance with the Company’s Certificate of Incorporation and delivered upon such conversion or exercise in accordance with the terms of the Subscribed Securities, will be duly authorized and validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities, claims or preemptive or similar rights with the holders being entitled to all rights accorded to a holder of Common Stock.

(h)

Capitalization.  The authorized capital stock of the Company consists solely of 100,000,000 shares of Common Stock, $0.0001 par value per share and 10,000,000 shares of preferred stock.  As of the date hereof prior to Closing: (i) the number of shares of Common Stock set forth on Schedule 3.1(h) hereto are issued and outstanding and no shares of Common Stock are held in treasury, (ii) the number of shares of Common Stock set forth on Schedule 3.1(h) hereto are reserved for future issuance pursuant to the Company’s equity incentive plan, pursuant to outstanding warrants and the Securities as indicated in such schedule, (iii) no shares of preferred stock are issued and outstanding and (iv) the number of shares of Common Stock set forth on Schedule 3.1(h) are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock.  All outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

Except as disclosed in Schedule 3.1(h), (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound which are required to be disclosed in any SEC Report but not so disclosed in the SEC Reports, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance or reservation of the Securities; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; (viii) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect; and (ix) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries.  The Company has filed in its SEC Reports with the Commission true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof, and the Company’s Bylaws, as amended and as in effect on the date hereof, and the form of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

(i)

SEC Reports; Financial Statements.  Since February 29, 2008, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials including all exhibits and schedules thereto, being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement, and any other materials prepared by the Company and delivered to the Purchasers in writing, the “Disclosure Materials”).  The Company has delivered to the Purchasers or their representatives, true, correct and complete copies of the SEC Reports not available on the EDGAR system.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and, except to the extent superseded by an amended SEC Report filed at least five Business Days prior to the date hereof, none of the SEC Reports or the other Disclosure Materials, when filed or prepared, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments or as otherwise disclosed in the SEC Reports.  No other information provided by or on behalf of the Company to the Purchasers which is not included in the SEC Reports and that has not been subsequently modified, corrected, supplemented or superceded in writing, including, without limitation, information referred to in any schedules to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading.

(j)

Litigation.  Except as disclosed in Schedule 3.1(j) or in the SEC Reports, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Notes or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty and there has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)

Transactions with Affiliates and Employees.  Except as set forth on Schedule 3.1(k) or in the SEC Reports, none of the officers, directors or employees of the Company or any of Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for ordinary course services as employees, officers and directors) where the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the total assets of the Company at year end for the last three completed fiscal years, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(l)

Internal Accounting and Disclosure Controls.  Except as disclosed in Schedule 3.1(l) or in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as disclosed in Schedule 3.1(l), since September 4, 2007, neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(m)

Certain Fees.  Except for fees and other consideration payable to Oppenheimer & Co. Inc., no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Purchasers pursuant to written agreements executed by the Purchasers which fees or commissions shall be the sole responsibility of the Purchasers) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.  Except for the engagement of Oppenheimer & Co. Inc. and fees incurred in connection with such engagement, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Subscribed Securities and has not incurred any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby.

(n)

Certain Registration Matters.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2(c) through (g), no registration under the Securities Act is required for the offer, sale and/or reservation of the Securities  by the Company and the pledge of the Pledged Shares by the Controlling Stockholder to the Purchasers under the Transaction Documents.  The Company has not offered the Securities by means of any form of general solicitation or general advertising, including but not limited to the following:  (A) any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit or generally available or (B) any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(o)

No Integrated Offering.  None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise.  None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Subscribed Securities under the Securities Act or cause the offering of the Subscribed Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(p)

Investment Company.  The Company is not, and upon consummation of the sale of the Subscribed Securities, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q)

No Additional Agreements.  The Company does not have any agreement or understanding with the Purchasers with respect to the transactions contemplated by the Transaction Documents other than as specified in this Agreement.

(r)

ERISA; Employee Relations.

(i)

Each employee benefit plan (as defined in Section 3(3) of ERISA) and any other plan, agreement or arrangement for the benefit of any director, officer or employee of the Company (each, an “Employee Benefit Plan”) has been operated in material compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code.  All contributions due and payable on or before the Closing in respect of any Employee Benefit Plan have been made in full.

(ii)

Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good, except where such failure to have good relations would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, is, or is now reasonably expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other similar contract or agreement or any restrictive covenant, and the continued employment of each such executive officer would not reasonably be expected to subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(iii)

The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s)

Tax.

(i)

The Company and each of its Subsidiaries have filed all foreign, federal, state and local tax reports and returns required by any law or regulation to be filed by it, and such returns are true and correct, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company and each of its Subsidiaries have paid all taxes, interest and penalties, if any, reflected on such tax returns or otherwise due and payable by it, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Each of the Company and each of its Subsidiaries have set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Any deficiencies proposed as a result of any governmental audits or such tax returns have been paid or settled, and there are no present disputes as to taxes payable by the Company.  The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, respectively, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.  The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii)

Except as disclosed in Schedule 3.1(s), no member of the Group is a CFC or expects to become, as a result of the transactions contemplated hereby and by each of the other Transaction Documents, a CFC, or an “investment company” as such term is defined under the United States Investment Company Act of 1940, as amended.  No member of the Group anticipates that it will become a PFIC or CFC for the current taxable year or any future taxable year.

(t)

Application of Takeover Protections; Rights Agreement.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Subscribed Securities and any Purchaser’s ownership of the Securities.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(u)

Absence of Certain Changes.  Except as set forth on Schedule 3.1(u) hereof, since December 31, 2008, there has been no material adverse changes or developments in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries that have resulted, or could reasonably be expected to result, in a Material Adverse Effect.  Except with respect to the dividends declared by Shandong Taibang Biological Products Co. Ltd., since December 31, 2008, the Company has not (i) declared or paid any dividends or (ii) sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3.1(u), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3.1(hh)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(v)

Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof; except where the failure to so comply would not result in a Material Adverse Effect.

(w)

Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as conducted on the date of this Agreement, except where such failure would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  None of the Company’s registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement, except where such expiration, termination or abandonment would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  No product or service of the Company or its Subsidiaries infringes the Intellectual Property Rights of others, except where such infringement would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or its Subsidiaries, being threatened, against the Company or its Subsidiaries regarding (i) its Intellectual Property Rights, or (ii) that the products or services of the Company or its Subsidiaries infringe the Intellectual Property Rights of others, except where such claim, action or proceeding would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(x)

Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined and (ii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i) and (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y)

Manipulation of Price.  Except as disclosed in Schedule 3.1(y), the Company has not, and no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Subscribed Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Subscribed Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(z)

Intentionally Left Blank

(aa)

Disclosure.  Neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material non-public information other than concerning the transactions contemplated by this Agreement.  The Company acknowledges that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(bb)

Acknowledgment Regarding Purchasers’ Purchase of Subscribed Securities.  The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser is an officer or director of the Company.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Subscribed Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(cc)

Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(dd)

Conduct of Business; Regulatory Permits.

(i)

Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its certificate of incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the bylaws or their organizational charter or bylaws, respectively.

(ii)

Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default or an event of default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)

Since February 29, 2008, (i) the Common Stock has been designated for quotation on the OTCBB, (ii) trading in the Common Stock has not been suspended by the Commission or the OTCBB and (iii) the Company has received no communication, written or oral, from the Commission or the OTCBB regarding the suspension or delisting of the Common Stock from OTCBB.

(iv)

The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses as conducted on the date hereof, including without limitation, those required as of the date hereof under applicable Environmental Laws, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(ee)

Anti-Bribery, Anti-Corruption, Anti-Money Laundering and Sanctions.

(i)

Each member of the Group and its directors, officers, employees, agents and other persons acting on behalf of such company (“Representatives”) are familiar and have complied with all applicable anti-bribery, anti-corruption or anti-money laundering laws, including those prohibiting such company and its Representatives from taking corrupt actions in furtherance of an offer, payment, promise to pay or authorization of the payment of anything of value, including, but not limited to, cash, checks, wire transfers, tangible and intangible gifts, favors, services, and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value to a Public Official, while knowing or having a reasonable belief that all or some portion will be used for the purpose of:

(A)

influencing any act, decision or failure to act by a Public Official in his official capacity;

(B)

inducing a Public Official to use his influence with a government or instrumentality to affect any act or decision of such government or entity; or

(C)

securing an improper advantage,

in order to obtain, retain or direct business or for any purpose that could constitute a violation of any applicable law.

(ii)

Except as disclosed in Schedule 3.1(ee) or in the SEC Reports, no member of the Group nor its Representatives has (a) ever been found by a Governmental Authority to have violated any criminal or securities law, (b) been party to the use of any of the assets of the company for the establishment of any unlawful or unrecorded fund of monies or other assets or making of any unlawful or undisclosed payment, or (c) made any false or fictitious entries in the books or records of such company.

(iii)

Each member of the Group and its Representatives have complied with all applicable anti-money-laundering laws.

(iv)

None of the Representatives of any member of the Group are Public Officials.

(v)

No member of the Group has conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a person, in Iran, Myanmar, Sudan, Cuba or North Korea.

(ff)

Indebtedness.  Except as disclosed in Schedule 3.1(ff) or in the SEC Reports, neither the Company nor any of its Subsidiaries has any outstanding Indebtedness (as defined below).  Schedule 3.1(ff) provides the amount of the obligation, the terms of its payment, a brief description of the material terms under which it could be accelerated or increased and the nature of any recourse provisions that would enable the Company or such Subsidiary to recover from third persons and a brief description of any other material terms of any such outstanding Indebtedness.  For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money in excess of $500,000 in principal amount, (B) all obligations in excess of $500,000 issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations in excess of $500,000 in principal amount evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness in excess of $500,000 in principal amount created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations in excess of $500,000 in principal amount under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in excess of $500,000 in principal amount in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(gg)

Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

(hh)

Title.  The Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in Schedule 3.1(hh), or (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(ii)

Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(jj)

Ranking of  Notes.  Except as set forth on Schedule 3.1(jj), no Indebtedness of the Company is senior to the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(kk)

Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ll)

Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Subscribed Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(mm)

Acknowledgement Regarding Purchasers’ Trading Activity.  Except as set forth in Section 3.2(j), anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Purchasers with applicable law, it is understood and acknowledged by the Company that (i) past or future open market or other transactions by the Purchasers, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (ii) the Purchasers, and counter parties in “derivative” transactions to which the Purchasers are a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) the Purchasers shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that, to the extent permitted by applicable law, (a) the Purchasers may engage in hedging and/or trading activities at various times during the period that the Subscribed Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to the Notes are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.

(nn)

Structure Agreements.

(i)

Schedule Section 3.1(nn) sets forth a list of all entrustment structure agreements necessary for the Company to control Shandong Taibang Biological Products Co. Ltd.’s shares in Huitian (“Structure Agreements”).  Each member of the Group has the legal right, power and authority (corporate and other) to enter into and perform its obligations under each Structure Agreement to which it is to be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each Structure Agreement to which it is to be a party.

(ii)

Except as otherwise disclosed in Schedule 3.1(nn), each Structure Agreement, when executed, will constitute a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(iii)

Except as otherwise disclosed in Schedule 3.1(nn), each Structure Agreement is in proper legal form under applicable law of the PRC for the enforcement thereof against each of the parties thereto in the PRC without further action by any of them; and to ensure the legality, validity, enforceability or admissibility in evidence of each Structure Agreement in the PRC, it is not necessary that any such document be filed or recorded with any Governmental Authority in the PRC or that any stamp or similar tax be paid on or in respect of any Structure Agreement.

(iv)

The execution and delivery by each party named in each Structure Agreement, and the performance by such party of its obligations thereunder and the consummation by it of the transactions contemplated therein shall not (a) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any applicable law, or any contract to which any member of the Group is a party or by which any member of the Group is bound, (b) accelerate, or constitute an event entitling any Person to accelerate, the maturity of any indebtedness or other liability of any member of the Group or to increase the rate of interest presently in effect with respect to any indebtedness of any member of the Group, or (c) result in the creation of any Lien upon any of the properties or assets of any member of the Group.

(v)

All consents required in connection with the Structure Agreements have been made or unconditionally obtained in writing, and no such consent has been withdrawn or be subject to any condition precedent which has not been fulfilled or performed.

(vi)

Each Structure Agreement is in full force and effect and no party to any Structure Agreement is in breach or default in the performance or observance of any of the terms or provisions of such Structure Agreement.  None of the parties to any Structure Agreement has sent or received any communication regarding termination of or intention not to renew any Structure Agreement, and no such termination or non-renewal has been threatened by any of the parties thereto.

(oo)

Compliance with laws.

(i)

Except as set forth in Schedule 3.1(oo), each member of the Group is in compliance in all material respects with all laws that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties. All approvals and authorizations from and filings and registrations with the relevant Governmental Authority required in respect of the Companies, including but not limited to the registrations with China's Ministry of Commerce (or any predecessors), the Ministry of Information Industry, the Ministry of Health, the State Administration of Industry and Commerce, the State Administration of Foreign Exchange (“SAFE”), any tax bureau, customs authorities, logistics service regulatory authorities and the local counterpart of each of the aforementioned PRC Governmental Authorities, as applicable, have been duly completed in accordance with all applicable laws.

(ii)

No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any member of the Group of, or a failure on the part of such member to comply with, any law in any material respect, or (b) may give rise to any obligation on the part of a member of the Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iii)

No member of the Group has received any notice from any Governmental Authority regarding (a) any actual, alleged, possible or potential material violation of, or material failure to comply with, any law, or (b) any actual, alleged, possible or potential material obligation on the part of such member of the Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iv)

Except as set forth in Schedule 3.1(oo), each holder or beneficial owner of shares or convertible securities of the Company, or any rights, options or warrants to acquire such shares or securities (each, a “Group Company Security Holder”), who is a “Domestic Resident” as defined in Circular 75 and is subject to any of the registration or reporting requirements of Circular 75 has complied with such reporting and/or registration requirements under Circular 75 and any other applicable SAFE rules and regulations,.  No member of the Group nor, to the knowledge of the Company or Controlling Stockholder, any of the Group Company Security Holders has received any oral or written inquiries, notifications, orders or any other form of official correspondence from SAFE or any of its local branches with respect to any actual or alleged  non-compliance with Circular 75, and the Company has made all oral or written filings, registrations, reporting or any other communications required by SAFE or any of its local branches.  Each of the Subsidiaries in China have obtained all certificates, approvals, permits, licenses, registration receipts and any similar authority necessary under PRC laws to conduct foreign exchange transactions (collectively, the “Foreign Exchange Authorizations”) as now being conducted by it, and believes it can obtain, without undue burden or expense, any such Foreign Exchange Authorizations for the conduct of foreign exchange transactions as presently planned to be conducted.  All existing Foreign Exchange Authorizations held by Subsidiaries in China are valid and none of the Subsidiaries in China is in default under any of such Foreign Exchange Authorizations.

(v)

The business of each member of the Group as now conducted and as presently planned to be conducted (including any business proposed to be conducted by entities that are not currently existing or that are not currently members of the Group as of the Closing) are in compliance with all laws that may be applicable, including without limitation all laws of the PRC with respect to mergers, acquisitions, foreign investment and foreign exchange transactions; except where the failure to so comply would not result in a Material Adverse Effect.

3.2

Representations and Warranties of the Purchasers.  Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

(a)

Organization; Authority; Competency.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder.  If an individual, the Purchaser is over 21 years old and is legally competent to execute each Transaction Document to which such Purchaser is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.  Each of this Agreement and the Registration Rights Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(b)

No Conflicts.  The execution, delivery and performance by each Purchaser of the Transaction Documents to which it’s a party and the consummation by each Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)

Investment Intent.  The Purchaser is acquiring the Subscribed Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Subscribed Securities or any part thereof except pursuant to sales registered or exempted under the Securities Act, without prejudice, however, to the Purchaser’s right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Subscribed Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration or in a transaction not subject to the registration provisions of the Securities Act and in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Purchasers to hold the Subscribed Securities for any period of time.  The Purchaser is acquiring the Subscribed Securities hereunder in the ordinary course of its business.  The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Subscribed Securities.

(d)

Each Purchaser’s Status.  At the time the Purchaser was offered the Subscribed Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501 (a) of Regulation D under the Securities Act.  The Purchaser is not registered as a broker-dealer under Section 15 of the Exchange Act.

(e)

General Solicitation.  No Subscribed Securities were offered or sold to the Purchaser by means of: (i) any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit or generally available or (ii) any seminar, meeting or industry investor conference whose attendees were invited, to the knowledge of the Purchaser, by any general solicitation or general advertising.

(f)

Reliance.  The Purchaser understands and acknowledges that: (i) the Subscribed Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consent to such reliance.

(g)

Certain Trading Activities.  The Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any transactions in any securities of the Company following the date on which the Purchaser was aware of this Transaction, other than this Transaction, transactions in compliance with federal and state securities laws or transfers by the Purchaser to any of its affiliated funds which affiliated funds have not engaged in any such transactions.

(h)

Transfer or Resale.  The Purchaser understands that, except as provided in the Registration Rights Agreement: (i) the Subscribed Securities and the Underlying Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) the sale of such securities are subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Subscribed Securities or Underlying Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Subscribed Securities or the Underlying Securities can be sold, assigned or transferred pursuant to an exemption from registration under the Securities Act, as amended, the Purchaser shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 3.2(h).

ARTICLE IV.
OTHER COVENANTS OF THE PARTIES

4.1

Form D and Blue Sky.  The Company shall file a Form D with respect to the Securities as required under Regulation D and shall provide a copy thereof to the Purchasers promptly upon request after such filing.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities by the Company and to the resale of the Securities and the Conversion Shares by the Purchasers required under applicable securities or “Blue Sky” laws of the states of the United States promptly following the Closing Date.

4.2

Furnishing of Information; Information Rights.  As long as the Purchasers or their affiliates own at least twenty five percent (25%) of the Securities originally issued, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and shall disclose in the Registration Statement any material, nonpublic information provided to the holder of the Securities except to the extent previously disclosed or the Company determines that such information is no longer material, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination except in connection with a Fundamental Transaction (as defined in the Note).  In furtherance of the foregoing, the Company shall make available to the Purchasers or file with the Commission via the EDGAR system: (a) as soon as practicable, but in any event within120 days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year; and (iii) a statement of stockholders’ equity as of the end of such year, audited and certified by independent registered public accounting firm selected by the Company, (b) as soon as practicable, but in any event within 50 days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that the financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP), (c) unless available to the public through the EDGAR system, within one Business Day of the filing thereof with the Commission, unless the following are filed with the Commission through EDGAR and are available to the public through the EDGAR system, a copy of its Annual Reports and Quarterly Reports on Form 10-K and 10-Q, respectively, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act and (d) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

4.3

Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by a Holder (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 3.2(h) hereof; provided that Purchaser and its pledgee shall be required to comply with the provisions of Section 3.2(h) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Purchaser.

4.4

Integration.  The Company shall not, and shall use its best efforts to ensure that no Subsidiary or Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5

Use of Proceeds.  The proceeds from the sale of the Securities contemplated hereby shall be used by the Company to finance the Group’s acquisition of a up to 100% equity interest in Chongqing Dalin Biologic Technologies Co., Ltd. (“Dalin”) and up to 100% equity interest in Xi’an Huitian Blood Products Co., Ltd. (“Huitian,” and together with Dalin, the “Dalin/Huitian Acquisitions”), including repayment of any debt incurred for payment of any installment of the purchase price of the Dalin/Huitian Acquisitions, or be used for the general operation of the Group.

4.6

Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, within two Business Days following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and reasonably acceptable to the Purchasers, which shall attach the material Transaction Documents (including, without limitation, this Agreement and all schedules thereto, the form of the Subscribed Securities, the form of the Guarantee and Pledge Agreement, the form of the Registration Rights Agreement and any other documents or agreements to be executed in connection with the transactions contemplated hereunder) as exhibits to such filing (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the Commission, the Purchasers, as a consequence of participating in the transactions contemplated by this Agreement or pursuant to due diligence in connection therewith, shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing unless the Purchasers have executed a non-disclosure agreement relating to such information.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Purchasers with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Commission without the consent of the Purchasers.  If either Purchaser has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their officers, directors, employees or agents prior to the Closing Date, it shall provide the Company with written notice thereof and the Company shall within two Trading Days thereafter, make public disclosure of such material, nonpublic information if permitted under applicable law or without breach or violation of any agreement, contract or other obligation of the Company; provided, that if the Company shall fail to make such public disclosure within such two Trading Day period, the Purchaser shall be entitled to make public disclosure of such information to the extent permitted under applicable law or without breach or violation of any agreement, contract or other obligation of the Company.  Without the prior written consent of the Purchasers, unless required by applicable law, none of the Company, its Subsidiaries or their respective affiliates shall disclose the name of the Purchasers in any filing, announcement, release or other public or non-confidential communication.

4.7

Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.8

Share Pledge. The Controlling Stockholder shall grant a first priority lien on the Pledged Shares for the benefit of the holders of the Notes to secure the Company’s obligations under the terms of this Transaction, and such Pledged Shares, together with executed stock powers, shall be deposited with the Purchasers (or their designee), provided that the number of Pledged Shares shall be reduced proportionately with any reduction in outstanding principal amount of the Notes (whether due to repayment or conversion of any portion of the Notes).  In addition, the Controlling Stockholder shall agree to the following:

(a)

Until all the Notes have been redeemed or converted in full, any dividends (cash or shares) payable to the Controlling Stockholder shall be paid by the Company to the Purchasers, provided that if the number of Pledged Shares is reduced, the amount of dividends payable to the Purchasers shall be reduced proportionately and the excess amount shall be released to the Controlling Stockholder, but in no event shall the sum of the amount of dividends and the market value of the Pledged Shares payable to the Purchasers be reduced to below the sum of the outstanding principal amount of the Notes and any accrued but unpaid interest; and

(b)

For the two year period following Closing, the Controlling Stockholder may not dispose of more than 500,000 shares of Common Stock per year and 1,000,000 shares of Common Stock total, as long as at least 50% of the original principal amount of the Notes remains outstanding.

4.9

Indemnification of Purchasers.  In addition to the indemnity provided in the Registration Rights Agreement, the Company hereby agrees to the following indemnification of the Purchasers:

(a)

The Company shall indemnify and hold the Purchasers and their respective directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document, provided that, the foregoing notwithstanding, (i) an Investor Party shall not be entitled to seek indemnification unless such Losses exceeds $500,000 provided, that when such amount is exceeded, the Company shall be liable for all amounts including the first $500,000. and (ii) the Company’s total obligations under Section this Section 4.9 shall not exceed the sum of principal amount of the Notes, all accrued and unpaid interest and any amount of any fees and expenses payable pursuant to Section 4.9(b)(ii) below.

(b)

If any Proceeding shall be brought or asserted against any Investor Party, such Investor Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Investor Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Investor Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(i)

An Investor Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party or Parties unless: (A) the Indemnifying Party has agreed in writing to pay such fees and expenses; (B) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Investor Party in any such Proceeding; or (C) the named parties to any such Proceeding (including any impleaded parties) include both such Investor Party and the Indemnifying Party, and such Investor Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party and the Indemnifying Party (in which case, if such Investor Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Investor Party, effect any settlement of any pending Proceeding in respect of which any Investor Party is a party, unless such settlement includes an unconditional release of such Investor Party from all liability on claims that are the subject matter of such Proceeding.

(ii)

All fees and expenses of the Investor Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Investor Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Investor Party is not entitled to indemnification hereunder; provided, that such Investor Party shall have agreed to reimburse all such fees and expenses to the extent it is finally judicially determined that such Investor Party is not entitled to indemnification hereunder) and; provided, further, that such fees and expenses shall not exceed $500,000.

(c)

If a claim for indemnification under Section 4.10(a) is unavailable to the Investor Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Investor Party, shall contribute to the amount paid or payable by such Investor Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Investor Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Investor Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Investor Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.10(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.10(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Investor Parties.

4.10

Voting Rights of Purchasers.  The Company and Controlling Stockholder agree that as partial consideration for the Purchasers’ agreement to subscribe for the Subscribed Securities, the Controlling Stockholder shall grant an irrevocable proxy to appoint holders of the Notes, with full power of substitution, their true and lawful proxy and attorney-in-fact to vote a number of shares held by the Controlling Stockholder such that holders of the Notes will have a right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Notes (the “Subject Shares”).  The Company hereby agrees to recognize the vote of the holders of the Notes in any conflict between their vote of the Subject Shares and a vote by the Controlling Stockholder of the Subject Shares.

4.11

Board Composition.  The Company agrees that until at least fifty percent (50%) of the aggregate principal amount of the Notes issued to the Purchasers at Closing have been redeemed or transferred:  (i) the boards of the Company and Logic Express Ltd. shall be identical; (ii) the Purchasers shall have the right to nominate one independent director for each of the boards of the Company and Logic Express Ltd.; (iii) the Purchasers shall have the right to appoint an observer to the board of each member of the Group; and (iv) the audit, compensation and nomination committees of the Company shall each consist of at least one member nominated by the Purchasers.

The nomination of the independent directors, observers and members of the compensation and nomination committees provided for in the immediately preceding paragraph shall be decided by the affirmative vote of Purchasers cumulatively holding a majority in the principal amount of the Notes.

The rights provided hereunder in Section 4.11 shall inure to the benefit of the transferees of the Securities.

4.12

Fees and Expenses.  The Company shall be responsible for the payment of any agent’s fees relating to or arising out of the transactions contemplated hereby, including, without limitation, any commissions payable to placement agent.  Subject to Section 6.14 below, at the Closing, the Company shall pay an expense allowance to the Purchaser who holds a majority in principal amount of the Notes (the “Majority Holder”) or their designee(s) (in addition to any other expense amounts paid to any Purchaser prior to the date of this Agreement) for all actual costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), in an amount not to exceed $250,000 (in addition to any other expense amounts paid to any Purchaser prior to the date of this Agreement), the prorata portion of which amount may be withheld by the Majority Holder from its Purchase Price at the Closing.

4.13

Preemptive and Other Rights of Holders of Subscribed Securities. The Controlling Stockholder agrees to provide holders of the Notes and Warrants the right of first refusal with respect to any transfer of securities of the Company by the Controlling Stockholder and undertakes to comply with the procedures set forth and subject to the limitations set forth in Section 8 of the Notes and Section 12 of the Warrants before it transfers any securities of the Company in order to give effect to the right of first refusal accorded to the holders thereof.

The rights provided hereunder in this Section 4 shall inure to the benefit of the transferees of the Securities.

ARTICLE V.
RESTRICTED SECURITIES

5.1

Transfer Agent Instructions.  All certificates shall bear the restrictive legend specified in Section 5.2 of this Agreement only to the extent required by applicable law and as specified in the Transaction Documents. The Company warrants that no instruction other than such instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent permitted by applicable law and provided by this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way any Purchaser’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Purchaser (i) provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration by the Purchaser of the Securities is not required under the Securities Act, or (ii) transfers Securities to an affiliate which is an accredited investor (in accordance with the provisions of this Agreement) or in compliance with Rule 144, then in either instance the Company shall permit the said transfer, and if applicable promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser.

5.2

Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 5.2 or Section 5.3:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR REFINANCING ARRANGEMENT SECURED BY THE SECURITIES.

5.3

Removal of Legends.  The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Securities upon which it is stamped, and a certificate for Securities shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (i) the sale of such Securities is registered under the Securities Act, or (ii) such holder provides the Company with an opinion by counsel reasonably satisfactory to the Company, that is in form, substance and scope reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act or (iii) such holder provides the Company with assurances reasonably satisfactory to the Company and its counsel, that such Securities can be sold pursuant to Rule 144. The Purchaser agrees that its sale of all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, shall be made only pursuant to an effective registration statement (and to deliver a prospectus in connection with such sale) or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Securities or any Securities is issued without the Legend and thereafter the effectiveness of a registration statement covering the sales of such Securities is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the holder of such Securities, the Company shall be entitled to require that the Legend be placed upon any such Securities which cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (ii) next above has not been rendered, which Legend shall be removed when such Securities may be sold pursuant to an effective registration statement or Rule 144 (or such holder provides the opinion with respect thereto described in clause (ii) next above.

ARTICLE VI.
MISCELLANEOUS

6.1

Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents, except that the Company shall be obligated to reimburse the Purchasers for legal fees and expenses of up to $250,000. Notwithstanding anything herein to the contrary, the Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities and all fees and expenses in connection with the registration of the Underlying Securities to the extent specified in the Registration Rights Agreement.

6.2

Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Central time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (Central time) on any date and earlier than 11:59 p.m. (Central time) on such date, (c) five Business Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:

China Biologic Products, Inc.
No. 14 East Hushan Road

Tai’an City, Shandong Province

271000, People’s Republic of China

Attention:  Chief Financial Officer

with a copy  (for
informational
purposes only) to:

Pillsbury Winthrop Shaw Pittman LLP

2300 N Street, NW

Washington DC  20037-1122

Tel: +1 202 663 8000

Fax: +1 202 663 8007

Attention: Louis A. Bevilacqua

If to the
Purchasers:

To the address set forth under the Purchasers’ names on the signature pages hereof;

with a copy (for
informational
purposes only) to:

Jones Day

30th Floor, Shanghai Kerry Centre

1515 Nanjing Road West

Shanghai 200040, China

Tel: +86 21 2201-8061

Fax: +86 21 5298-6569
Attention: Alex Zhang

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4

Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Majority Holder.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.  The Purchasers may assign any or all of their rights and obligations under this Agreement provided such assignee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchaser.”

6.7

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except as provided in Sections 4.10 and 6.6 hereof.

6.8

Governing Law.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY ANY OTHER LAW.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9

Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities for a period of 12 months.

6.10

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or electronic transmission of portable document format (pdf), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or signature electronically transmitted in pdf were an original thereof.

6.11

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12

Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.13

Termination.  This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Closing by either the Company or either Purchaser, upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m. (New York City time) on the date that is fifteen Business Days after the date hereof; provided, however, that the right to terminate this Agreement under this Section 6.13 shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.  Nothing in this Section 6.13 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.  Except as set forth in the immediately preceding sentence, upon a termination in accordance with this section, the Company and the Purchasers shall not have any further obligation or liability (including arising from such termination) to the other.

[SIGNATURE PAGES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first indicated above.

CHINA BIOLOGIC PRODUCTS, INC.

By:
Chao Ming Zhao Chief Executive Officer

Siu Ling Chan

 [SIGNATURE PAGES FOR PURCHASERS ON NEXT PAGE]

The Purchaser intending to be legally bound, hereby executes and delivers to the Company this signature page to the Securities Purchase Agreement and authorizes the Company to attach it to the counterpart of the Agreement executed or to be executed by the Company, which when so attached shall be considered effective and one and the same agreement.

[PURCHASER]

By:
Name: Title:

Address for Notice:

Jurisdiction of Organization:

Taxpayer Identification Number:

Purchase Price:

Principal Amount of Note:

Warrant to purchase up to:	shares of Common Stock

Schedule A

Wire Instructions

恒生银行（中国）有限公司北京分行

Hang Seng Bank (China) Limited Beijing Branch

汇款路径

REMITTANCE INSTRUCTION
➢ 由境外银行汇入 : Remitted in Foreign Currency from overseas bank.		update on 29 May 2008
美元 USD
Intermediary Bank :	JP MORGAN CHASE BANK, NEW YORK	SWIFT: CHASUS33
A/C No. :	400808293
Correspondent of	Hang Seng Bank (China) Ltd., Shanghai Branch	SWIFT: HASECNSH
Beneficiary’s Bank :
Beneficiary’s Bank :	Hang Seng Bank (China)Ltd., Beijing Branch	SWIFT: HASECNSHBEJ
Beneficiary Name :	收款人名称 : LOGIC EXPRESS LTD
Beneficiary A/C No. :	收款人账号 : 530-200542-055
港币 HKD

有任何疑问，请致电我行柜台服务,  +86 10 85299882, ext: 8817/8826.

If you have any query, please contact Counter Operation +86 10 85299882, ext: 8817/8826.

Exhibit A

Form of Registration Rights Agreement

Exhibit B

Form of Note

Exhibit C

Form of Warrant

Exhibit D

Form of Guarantee and Pledge Agreement

EXHIBIT E

Form of Legal Opinion

As used herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

1.

The Company is a corporation validly existing under the laws of the State of Delaware, with the corporate power to own its properties and assets and to carry on its business as, to our knowledge, such business is now being conducted.  The Company is duly incorporated and in good standing in the State of Delaware.

2.

The execution, delivery and performance of the Transaction Documents by the Company have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company.

3.

Each of the Transaction Documents constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.

The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents will not (i) violate its Certificate of Incorporation or Bylaws or (ii) to our knowledge, breach or otherwise violate any existing obligation of, or restriction on, the Company under any order, judgment or decree of any Delaware or U.S. federal court or U.S. federal governmental authority with which the Company must comply.

5.

Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Securities Purchase Agreement (except the representation set forth in the first sentence of Section 3.1(n) therein) and of the Purchasers set forth in Section 3.2(c)–(h) of the Securities Purchase Agreement, no order, consent, permit or approval of, or any filing or application under the current General Corporation Law of the State of Delaware or with or to, any Delaware or U.S. federal governmental authority is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Transaction Documents, except (i) for such as have been obtained and (ii) as may be required under the Securities Act of 1933, as amended, or the regulations thereunder in connection with transactions contemplated by the Registration Rights Agreement or applicable Blue Sky or state securities laws.

6.

The Company’s authorized capitalization on the date hereof consists solely of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.  The grant, issuance and delivery of the Subscribed Securities under the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. The Subscribed Securities to be issued on the date hereof, when issued in accordance with the provisions of the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable. The Underlying Securities issuable upon conversion or exercise of the Subscribed Securities have been duly reserved for issuance and, when and if issued upon conversion or exercise of the Subscribed Securities in accordance with their terms, will be validly issued, fully paid and non-assessable.

7.

Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Securities Purchase Agreement (except the representation set forth in the first sentence of Section 3.1(n) therein) and of the Purchasers set forth in Section 3.2(c)–(h) of the Securities Purchase Agreement, the offer, issuance and sale of the Subscribed Securities to the Purchasers pursuant to the applicable Transaction Documents are exempt from the registration requirements of the Securities Act of 1933, as amended.